UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2013

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On April 12, 2013, UniTek Global Services, Inc. (the “Company”) issued a press release announcing selected estimated preliminary financial results for the year ended December 31, 2012.  The press release is furnished as Exhibit 99.1 hereto.

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 10, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company, after consultation with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, concluded that due to revenue recognition issues at its Pinnacle Wireless division, the Company’s previously issued consolidated financial statements as of and for the interim periods ended March 31, 2012, June 30, 2012 and September 29, 2012 (the “2012 Fiscal Quarters”), the interim period ended October 1, 2011 and the fiscal year ended December 31, 2011 should no longer be relied upon.  Similarly, Ernst & Young’s reports on the consolidated financial statements for the fiscal year ended December 31, 2011, including the effectiveness of internal control over financial reporting as of December 31, 2011, should no longer be relied upon.

As a result of an ongoing internal investigation conducted by the Audit Committee of the Company’s Board of Directors, with the assistance of outside independent counsel and a forensic accounting firm, it was determined that several employees of the Company’s Pinnacle Wireless subsidiary engaged in fraudulent activities that resulted in improper revenue recognition.

In connection with the Audit Committee investigation, Michael Hayford, President of the Pinnacle Wireless Division and several other employees of the Pinnacle Wireless division have been terminated.  In addition, the Company’s Chief Financial Officer, Corporate Controller and another finance department employee have been terminated.  None of the terminated individuals will receive severance.

The Company, under the leadership of a new interim Chief Financial Officer, will prepare and file restated consolidated financial statements for inclusion in amendments to previously filed Forms 10-Q for each of the 2012 Fiscal Quarters (the amended Form 10-Q for the quarter ended September 29, 2012 also will include restated financial statements for the comparative three and nine month periods ended October 1, 2011) and in an amendment to the previously filed Form 10-K for the year ended December 31, 2011.  During the ongoing process of preparing restated financial statements, if it is determined that other adjustments are appropriate, the restated consolidated financial statements will reflect such adjustments.

As part of its consideration of the above described accounting issues, the Company has and will continue to assess the underlying internal control deficiencies that enabled the revenue recognition misstatements to occur and not be prevented or detected on a timely basis.  The Company has instituted measures, some of which are described above, to address these issues, and will consider additional measures, as appropriate.  A more detailed description will be included in the Company’s Form 10-K for the fiscal year ended December 31, 2012 and the amended 10-K for the fiscal year ended December 31, 2011.

The Audit Committee and its independent counsel have addressed these matters with Ernst & Young.

Disclosures About Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding preparation and filing of restated financial statements and amended periodic reports, possible additional adjustments, assessment of control deficiencies and consideration of measures to address the accounting issues described above.

These statements are subject to uncertainties and risks that could cause actual results or outcomes to differ materially from those described in the forward-looking statements.  These risks include, but are not limited to, developments relating to the Audit Committee’s review of accounting and inherent limitations in internal controls over financial reporting.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, the Company terminated the employment of Ronald J. Lejman as Chief Financial Officer and Treasurer of the Company and Kevin D. McClelland as Controller and Chief Accounting Officer of the Company.

Following these terminations, the Company engaged Kenneth J. Cichocki of Pillar Solutions Group to serve on an interim basis as the Company’s Chief Financial Officer.  Mr. Cichocki has served as chief financial officer for both public and private companies.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated April 12, 2013, furnished in accordance with Item 2.02 hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: April 12, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated April 12, 2013, furnished in accordance with Item 2.02 hereof.